Exhibit 10.15

McKesson Distribution Center

Conroe, Texas

Amendment to Agreement

AMENDMENT TO AGREEMENT

THIS AMENDMENT TO AGREEMENT (the “Amendment”) is made and entered into as of the 19th of October, 2005, by and between Coaroe Distribution BTS, LP (“Seller”) and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Earnest Money Contact dated September 16, 2005, (collectively “the Agreement”), for the sale and purchase of the property commonly known as McKesson Distribution Center located in Conroe, Texas as legally described by the Agreement (the “Property”).

WHEREAS, Purchaser and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which, is hereby acknowledged, Purchaser and Seller agree as follows:

1.     The first paragraph of Section 6 of the Agreement is hereby amended and restated as follows: “The closing of the sale (the “Closing”) shall take place at the Title Company on November 2, 2005 subject to Purchaser’s receipt of the Completion Evidence no later than November 1, 2005.”

2.     This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Amendment. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

Except as modified herein and as previously amended, the Agreement shall remain unmodified and in full force and effect.

[THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

PURCHASER:	Inland Real Estate Acquisitions, Inc.,
an Illinois corporation

	By:	/s/ Lou Quilici
	Title:	S V P
	Name:	Lou Quilici

SELLER:	CONROE DISTRIBUTION BTS, LP

By: Conroe Distribution GP, Inc.

	By:	/s/ James M. Casey
	Name:	James M. Casey
	Title:	Executive Vice President

2

EARNEST MONEY CONTRACT

1.             PARTIES: In this Earnest Money Contract (this “Contract”) CONROE DISTRIBUTION BTS, LP, a Texas limited partnership (“Seller”) agrees to sell and convey to INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”) and Buyer agrees to buy from Seller the Property for the consideration and upon and subject to the terms, provisions, and conditions hereinafter set forth.

Buyer acknowledges and agrees that the mailing, delivery or negotiation of this Contract by Seller or its agents or attorneys shall not be deemed an offer by Seller to enter into this transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Contract shall not be binding upon Seller, nor shall Seller have any obligations or liabilities nor Buyer any rights with respect hereto, unless and until Seller has executed and delivered this Contract to the Buyer and the Title Company (hereinafter defined).

2.             PROPERTY: The parcel of real property (the “Land”) described on Exhibit A hereto, together with all buildings, improvements, fixtures, and all property of every kind and character and description owned by Seller located on, attached to, or used in connection with the Land (the “Improvements”); together with all of Seller’s rights, titles, and interests in and to all privileges, and appurtenances pertaining thereto including any right, title and interest of Seller in and to the McKesson Lease (hereinafter defined), adjacent streets, alleys, or rights-of-way, Seller’s interest in and to any and all assignable licenses and permits with respect to the Land, and Seller’s interest in any and all assignable warranties or guaranties relating to the Land, the Improvements, or to any tangible personal property and fixtures located on, attached to, or used in connection with the Land (provided, that, in no event shall the “Property” include any cash or bank accounts of Seller); the Land and all of the above herein collectively called the “Property”.

3.             CONTRACT SALES PRICE: The total sales price (“Sales Price”) for the Property shall be the sum of $9,764,466.66 to be paid at Closing (defined below) in cash.

4.             MCKESSON LEASE; COMPLETION OF CONSTRUCTION:

a.             The term “McKesson Lease” as used in this Contract means and refers to that certain Lease executed by and between Seller, as landlord, and McKesson Corporation (“McKesson”) as tenant and dated December 2, 2004. Promptly following the date hereof, Seller shall deliver to Buyer a true, correct and complete copy of the McKesson Lease, together with any and all amendments thereto, if any.

b.             Seller has advised Buyer that as of the Effective Date (defined below on the page entitled “Earnest Money Receipt”) Seller, in its capacity as landlord under the McKesson Lease, has achieved Substantial Completion of Shell Construction (as defined in the McKesson Lease) and, in furtherance thereof, has delivered to Buyer a copy of the executed Declaration of Lease Commencement (as defined in the McKesson Lease). Notwithstanding any contrary provision of this Contract, it shall be a condition to Buyer’s obligation to consummate the purchase and sale hereunder that Seller has provided to Buyer the Completion Evidence (defined below) prior to October 31, 2005 (herein called the “Outside Date”). If Seller has failed to deliver Buyer the Completion Evidence by the Outside Date, Buyer shall have the right and option to terminate this Contract by written notice provided to Seller at any time thereafter and prior to the date upon which Seller has delivered to Buyer the Completion Evidence; provided, that if Buyer has not waived in writing such termination right on or prior to November 4, 2005, Buyer shall be deemed to have terminated this Contract. If Buyer waives such termination right, Buyer shall proceed to Closing (defined below) and, notwithstanding any contrary provisions of this Contract, the Closing shall occur on the fifth (5th) business day following such waiver, without reduction in the Sales Price. If Buyer terminates this Contract pursuant to this paragraph, Buyer shall, as its sole and exclusive remedies on account thereof, be entitled to an immediate return of the Earnest Money (hereinafter defined) from the Title Company and neither party hereto shall have any further rights, duties or obligations one to the other hereunder.

The term “Completion Evidence” means and refers to delivery to Buyer (a) of a completed and signed Certification of Substantial Completion (as defined in the McKesson Lease), (b) of a completed and signed Declaration of Lease Commencement (Buyer hereby acknowledges receipt of the same), (c) reasonable evidence that all leasing commissions and tenant improvement allowances accrued and/or due and payable by Seller by reason of the McKesson Lease have been paid in full, (d) McKesson is in occupancy of the premises leased under the McKesson Lease, is receiving inventory at the leased premises, and has received a final or permanent certificate of occupancy therefor, (e) McKesson has paid the first installment of rent due under the McKesson Lease and Seller has delivered Buyer reasonable evidence thereof, and (f) Seller has delivered to Buyer an estoppel certificate from McKesson dated no earlier than October 1, 2005, which certificate shall conform to the provisions of Section 35.1 of the McKesson Lease.

5.             EARNEST MONEY: Concurrent herewith, Buyer has delivered to Chicago Title Insurance Company, 171 North Clark Street, Chicago, Illinois 60601, Attention: Ms. Nancy Castro, Assistant Vice President, Telephone No.: 312/223-2709 (the “Title Company”) $250,000 in cash (the “Initial Earnest Money”) as earnest money. Provided this Contract is not sooner terminated, prior to the expiration of the Feasibility Period (defined below), Buyer shall deliver to the Title Company as additional earnest money the sum of $750,000 in cash (the “Additional Earnest Money”; the Initial Earnest Money and the Additional Earnest Money, or so much thereof as is required to be on deposit at the time in question, is herein called the “Earnest Money”). At Closing, the Earnest Money shall be applied to the Sales Price. Notwithstanding anything contained herein to the contrary, should this Contract terminate for any reason and Buyer be entitled to a return of the Earnest Money, One Hundred Dollars ($100,00) (“Independent Contract Consideration”) of the Earnest Money shall be non-refundable and shall be paid over to and retained by Seller as independent consideration for the execution and delivery of this Contract and for the inspection rights and options granted to Buyer herein. Buyer hereby acknowledges that any refund of the Earnest Money provided in this Contract shall be reduced by the Independent Contract Consideration. Failure by Buyer to deliver the

Initial Earnest Money concurrent with the delivery hereof to the Title Company shall render this Contract voidable at the option of the Seller exercised at anytime prior to the date the Initial Earnest Money is actually delivered to the Title Company. Provided this Contract has not been terminated prior to the expiration of the Feasibility Period, failure to deliver the Additional Earnest Money prior to the expiration of the Feasibility Period shall constitute default hereunder by Buyer.

6.             CLOSING: The closing of the sale (the “Closing”) shall take place at the Title Company on the later to occur of (x) October 26, 2005 or (y) fifth business day following the delivery of the Completion Evidence (the date upon which the Closing actually occurs is herein referred to as the “Closing Date”). The Closing shall occur at 1:00 p.m., Houston, Texas local time.

A.            At the Closing (or in the case of the Title Policy [hereinafter defined] within twenty (20) days after Closing), Seller shall deliver to Buyer, at Seller’s sole cost and expense, the following:

(1)           A duly executed and acknowledged deed (the “Deed”) in the form of Exhibit B conveying the Land and Improvements, free and clear of any and all liens, encumbrances, conditions, easements, assessments, reservations and restrictions, except for the Permitted Exceptions (hereinafter defined);

(2)           An Owner Policy of Title Insurance (the “Title Policy”), issued by the Title Company in the full amount of, in the aggregate, the Sales Price, dated as of the Closing Date, insuring Buyer’s fee simple title to the Land to be good and indefeasible subject only to the Permitted Exceptions. The Title Policy shall also be subject to the standard printed exceptions contained in the base, standard Texas form of the Title Policy and shall be issued in the Texas standard form (Form T-l);

(3)           A bill of sale (the “Bill of Sale”) in the form of Exhibit C attached hereto conveying Seller’s interests in all personal property on the Land;

(4)           Execute an assignment and assumption agreement with respect to the McKesson Lease (the “Assignment of Lease”) in the form of Exhibit D attached hereto, whereby Seller assigns all of its rights and interests therein to Buyer and Buyer assumes Seller’s obligations accruing on or after the Closing under the McKesson Lease;

(5)           A non-foreign affidavit in the form of Exhibit E attached hereto;

(6)           Execute a blanket conveyance and assignment in the form of Exhibit F attached hereto transferring to Buyer all of Seller’s rights and interests in assignable warranties and other property described therein including an assignment of the warranty: (i) of the roof of the Improvements, and (ii) from the general contractor under the general construction contract pursuant to which the Improvements were constructed (collectively, the “Warranties”);

(7)           The Tax Abatement Confirmation Letters (defined below in Section 27);

(8)           Evidence of its capacity and authority for the Closing of this transaction; and

(9)           All other documents necessary to close this transaction.

B.            At the Closing, at Buyer’s sole cost and expense, Buyer shall:

1)             Pay to Seller the Sales Price in cash;

2)             Execute and deliver the Assignment of Lease;

3)             Execute all other documents necessary to close this transaction; and

4)             Execute and deliver to Seller the Certificate of Buyer attached as Exhibit G hereto and hereby made a part hereof.

7.             FEASIBILITY STUDY AND INSPECTION: After the Effective Date, Buyer is granted the right to conduct a physical inspection and study of the Property during normal business hours. Buyer shall have until 5:00 p.m., on the first day following the thirtieth (30th) day following the Effective Date (said 30-day period is herein referred to as the “Feasibility Period”) to perform such inspection and in this regard, Buyer or his designated agents may, upon not less than 24 hours prior notice to Seller, enter upon the Property (so long as Buyer permits Seller to accompany Buyer during such inspections) for purposes of such inspection which may be deemed necessary by Buyer, subject to the provisions of the immediately following paragraph hereof. If Buyer determines that the Property is not suitable for any reason for Buyer’s intended use or purpose, or for any or no reason Buyer elects not to proceed with the purchase of the Property, then Buyer may, by written notice to Seller, on or before the expiration of the Feasibility Period, terminate this Contract, in which event this Contract shall terminate, and neither party shall have any further rights, duties or obligations hereunder, and the Earnest Money shall immediately be returned to Buyer. If the written notice described in the preceding sentence is not given to Seller prior to the expiration of the Feasibility Period, then the conditions of this Section 7 shall be deemed to have been fully satisfied, and Buyer may not thereafter terminate this Contract pursuant to this Section 7. In the event the transaction described in this Contract shall not close, Buyer shall restore the Property to its prior condition. All inspections and studies shall be at Buyer’s sole expense. WHETHER OR NOT THE TRANSACTION DESCRIBED IN THIS CONTRACT SHALL CLOSE, BUYER SHALL INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS FROM AND AGAINST ALL CLAIMS, ACTIONS, DAMAGES, LIABILITY, LOSS, COSTS, ATTORNEY’S FEES AND EXPENSES RELATED TO OR ARISING FROM SUCH INSPECTIONS AND STUDIES, INCLUDING THOSE ARISING FROM SELLER’S NEGLIGENCE TO THE EXTENT (BUT NO FURTHER) SELLER IS ALLEGED OR FOUND TO HAVE BEEN NEGLIGENT IN ENTERING INTO THIS CONTRACT, NEGLIGENT FOR

GRANTING ACCESS TO THE PROPERTY TO BUYER OR NEGLIGENT IN FAILING TO SUPERVISE THE CONDUCT OF BUYER, ITS AGENTS, CONTRACTORS AND EMPLOYEES IN, ON, OR ABOUT THE PROPERTY. The provisions of this Section 7 shall survive the Closing or any termination or cancellation of this Contract notwithstanding any contrary provision hereof and Buyer’s indemnification obligations (and Seller’s right to enforce the same) shall, notwithstanding any contrary provision hereof, in no way be limited by the limitations on Seller’s remedies set forth in Section 14 hereof, Seller to have all rights and remedies in the enforcement of Buyer’s indemnification and other obligations under this Section 7 with regard to restoration of the Property.

Notwithstanding any other provision of this Contract, at least three (3) business days prior to performing any such inspection or study of the Property which will involve the intrusive or destructive sampling or analysis of any portion of the Property or its improvements, including without limitation any soil, water or ground water on or under the Property (“Intrusive Investigation”), Buyer shall provide to Seller a detailed description of the work to be performed during the Intrusive Investigation. During the three (3) business day period after receipt of Buyer’s description, Seller shall have the right to object to any portion of the proposed Intrusive Investigation, and Buyer shall refrain from performing any such portion of the proposed Intrusive Investigation. Seller or its representative shall have the right, but not the obligation, to observe any and all activities of Buyer or its representative during the performance of Intrusive Investigation activities.

8.             REAL ESTATE BROKERS: Except for an arrangement between Seller and Trammell Crow Company (“Broker”) for the payment of a commission by Seller pursuant to a separate agreement between Seller and Broker, Buyer and Seller represent and warrant to each other that no real estate commissions, finders’ fees or brokers’ fees have been or will be incurred in connection with the sale of the Property by Seller to Buyer. Seller shall be solely responsible for all fees payable to Broker. Despite the fact that Seller is paying Broker, to the extent allowed by applicable law Buyer and Seller agree that Broker is not Seller’s agent or in any manner acting on Seller’s behalf, and no oral or written statements, acts or omissions of Broker shall in any manner be binding upon or attributed to Seller. Seller and Buyer shall indemnify, defend and hold each other harmless from any claim, liability, obligation, cost or expense (including attorneys’ fees and expenses) for fees or commissions relating to Buyer’s purchase of the Property asserted against such party by any broker or other person claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party’s acts. The indemnity obligations set forth in this paragraph shall survive the Closing or any termination or cancellation of this Contract notwithstanding any contrary provision hereof.

9.             POSSESSION: Subject to the terms of this Contract, the possession of the Property shall be delivered to Buyer “AS IS,” “WHERE IS,” WITH ALL FAULTS and WITHOUT WARRANTIES of any kind, express or implied, or arising by operation of law, except only the title warranties expressly set forth in the Deed and Bill of Sale and subject to the rights of parties in possession of the Property. The provisions of this Section 9 and those of Section 10 below were bargained for between the parties and if

Buyer required Seller either to (a) make any representations or warranties about the condition of the Property (other than those expressly set forth in this Contract), or (b) make any repairs, alterations or improvements with respect to said condition, the Sales Price and other terms of this Contract would have been materially different.

10.          PROPERTY CONDITION: BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE PROPERTY AND THAT BUYER PRIOR TO THE CLOSING DATE WILL HAVE INSPECTED THE PROPERTY TO ITS SATISFACTION AND IS QUALIFIED TO MAKE SUCH INSPECTION. BUYER ACKNOWLEDGES THAT IT IS FULLY RELYING ON BUYER’S (OR BUYER’S REPRESENTATIVES’) INSPECTIONS OF THE PROPERTY AND, EXCEPT FOR THE EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN SECTION 17 BELOW NOT UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES INCLUDING BROKER. BUYER ACKNOWLEDGES THAT BUYER HAS (OR BUYER’S REPRESENTATIVES HAVE), OR PRIOR TO THE CLOSING DATE WELL HAVE, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), AND BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN SECTION 17 BELOW BUYER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS CONTRACT AND THE PURCHASE, BUYER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS “AS IS”, “WHERE IS” CONDITION, WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT ONLY THE TITLE WARRANTIES EXPRESSLY SET FORTH IN THE DEED AND BILL OF SALE DATED ON THE CLOSING DATE AND THE EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN SECTION 17 BELOW. WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, IN CONNECTION WITH THE SALE OF THE PROPERTY TO BUYER, THE SALE OF THE PROPERTY IS WITHOUT ANY WARRANTY, AND SELLER AND SELLER’S OFFICERS, AGENTS (INCLUDING BROKER), DIRECTORS, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AFFILIATES (COLLECTIVELY, “SELLER’S RELATED PARTIES”) HAVE MADE NO, AND EXPRESSLY AND SPECIFICALLY DISCLAIM, AND BUYER ACCEPTS THAT SELLER AND SELLER’S RELATED PARTIES HAVE DISCLAIMED, ANY AND ALL REPRESENTATIONS, GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW (EXCEPT AS TO TITLE AS HEREINABOVE PROVIDED), OF OR RELATING TO THE PROPERTY, INCLUDING WITHOUT LIMITATION, OF

OR RELATING TO: (I) THE USE, INCOME POTENTIAL, EXPENSES, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR A PARTICULAR PURPOSE, OR GOOD AND WORKMANLIKE CONSTRUCTION; (II) THE NATURE, MANNER, CONSTRUCTION, CONDITION, STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED ON THE PROPERTY, ON THE SURFACE OR SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT; (III) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE PROPERTY; (IV) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, MOLD, FUNGUS, MILDEW (OR OTHER SIMILAR ORGANISMS OR MATERIAL), LEAD PAINT, OR THE COMPLIANCE OF THE PROPERTY WITH ALL REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, INCLUDING BUT NOT LIMITED TO, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND ANY OTHER FEDERAL, STATE OR LOCAL LAW RELATING TO THE ENVIRONMENT, EACH AS MAY BE AMENDED FROM TIME TO TIME, AND INCLUDING ANY AND ALL REGULATIONS, RULES OR POLICIES PROMULGATED THEREUNDER (“ENVIRONMENTAL LAWS”); (V) THE QUALITY OF THE LABOR AND MATERIALS INCLUDED IN THE PROPERTY; AND (VI) THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON, OR UNDER THE PROPERTY. BUYER HEREBY EXPRESSLY AGREES TO ACCEPT THE PROPERTY SUBJECT TO ALL RISKS, LIABILITIES, CLAIMS, DAMAGES AND COSTS, INCLUDING ANY LIABILITY WITH RESPECT TO ENVIRONMENTAL LAWS (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY ACTUAL, SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE CONDITION OF THE PROPERTY. BUYER EXPRESSLY WAIVES (TO THE EXTENT ALLOWED BY APPLICABLE LAW) ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW (INCLUDING, BUT NOT LIMITED TO COMMON LAW, WHETHER SOUNDING IN CONTRACT OR TORT, AND ANY AND ALL ENVIRONMENTAL LAWS) THAT BUYER MIGHT OTHERWISE HAVE AGAINST SELLER OR BROKER RELATING TO THE USE, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY OF THE OTHER MATTERS DESCRIBED IN THIS PARAGRAPH. BUYER SPECIFICALLY ACKNOWLEDGES THAT THE PROPERTY MAY BE LOCATED IN AN AREA, OR MAY BE IN A CONDITION, WHERE DAMPNESS, WATER PENETRATION OR WEATHER CONDITIONS PROMOTE OR HAVE RESULTED IN GROWTH OF MOLD, MILDEW, FUNGUS OR OTHER ORGANISMS AFFECTING THE IMPROVEMENTS AND WHICH MAY BE HARMFUL TO HUMAN HEALTH OR AFFECT THE VALUE OF THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL

SURVIVE THE CLOSING AND SHALL INURE DIRECTLY TO THE BENEFIT OF BROKER AS WELL AS SELLER.

Nothing in this Section 10 shall modify, abridge, or affect Seller’s representations set forth in Section 17 below, nor Seller’ s obligations under Section 18C below.

11.          SALE EXPENSES: The following sale expenses shall be paid in cash at or prior to the Closing:

a.             SELLER’S EXPENSES: All costs of releasing existing loans and recording the releases; Survey (defined below); tax statements; one-half (1/2) of any escrow fee; Owner’s Title Policy; preparation and recordation of the Deed; costs in connection with the preparation of the Commitment (defined below) and copies of the documents referenced therein; and other expenses stipulated to be paid by Seller under other provisions of this Contract.

b.             BUYER’S EXPENSES: All expenses incident to any loan (e.g., loan documentation, recording fees and transfer taxes, mortgagee title policy, prepayable interest, credit reports); 1/2 of any escrow fee; and other expenses stipulated to be paid by Buyer under other provisions of this Contract.

12.          PRORATIONS: Rents under the McKesson Lease shall be prorated effective as of 12:01 a.m. on the Closing Date. There shall be no proration of ad valorem taxes or any other costs or expenses in regard to the ownership or operation of the Property; provided, that at Closing Seller shall cause all ad valorem taxes assessed against the Property for calendar year 2005 to be paid in full.

13.          TITLE APPROVAL: Seller shall deliver to Buyer within ten (10) days from the Effective Date a Commitment for Title Insurance (the “Commitment”) issued by the Title Company and (or as legible as are reasonably available) legible copies of all recorded instruments affecting the Land and recited as exceptions in the Commitment. If Buyer has an objection to items disclosed in the Commitment or the Survey (defined below), Buyer shall have five (5) business days (the “Objection Period”) after receipt of the Commitment and the Survey, whichever later received, to make written objections to Seller. If Buyer makes such objections, Seller may (but shall not be obligated to), within five (5) days after the date of receipt of such objections, cure the same (Seller shall have no obligation to expend any money or institute any litigation in pursuing any such efforts; provided, that, Seller shall be obligated, at Closing, to cure the effects of any mortgages or deed of trust liens against the Property voluntarily granted by Seller, and all mechanic’s and materialman’s liens arising out of construction of the Base Building Improvements [as defined in the McKesson Lease]). If the objections are not cured or satisfied within such time period, Buyer shall, as its sole and exclusive remedy, elect in a writing, delivered to Seller and the Title Company within five (5) days after the earlier of (i) the date five (5) days after Seller’s receipt of Buyer’s title objections, or (ii) the date Seller notifies Buyer of its failure or inability to cure or election not to cure such title objections, to either (a) terminate this Contract and the Earnest Money shall immediately be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Contract (except as expressly otherwise provided for herein), or (b) waive the unsatisfied objections and close the transaction with no reduction in the Sales Price. If Buyer does not deliver such written election with such time period, then Buyer shall be deemed to have waived the unsatisfied objections and elected to close the transaction without a reduction in the Sales Price. If Buyer fails to timely notify Seller in writing of any such objections during the Objection Period, it shall be deemed that Buyer has approved and found the Commitment, the Survey and all matters reflected on or in any of them to be acceptable and permitted hereunder and Buyer has agreed to take title to the Property subject to such matters, and Buyer may not thereafter refuse to consummate the sale contemplated by this Contract or claim any failure of Seller’s obligations under this Contract solely because of any such matters. Any items to which Buyer does not object in writing within the Objection Period or to which it does object but subsequently waives (or is deemed to have waived) shall be deemed to be “Permitted Exceptions” (herein so called).

14.          DEFAULT: Unless otherwise provided for herein, if Buyer fails to comply with this Contract, Seller may, as Seller’s sole remedy, terminate this Contract and receive the Earnest Money as liquidated damages. Seller and Buyer expressly agree that the actual damages for any such breach or default by Buyer are now and in the future likely impossible to ascertain with certainty, and the foregoing liquidated damage provision represents a reasonable estimate of the probable extent of such damages and is not as intended as a penalty. If Seller is unable, within the time herein required, to deliver the Commitment or the Survey, Buyer may, as its sole and exclusive remedy, either (i) terminate this Contract and receive an immediate return of the Earnest Money upon written notice to Seller and the Title Company, or (ii) extend the time for performance up to fifteen (15) days and the Closing Date shall be so extended. Except as provided in the immediately preceding sentence hereof, if Seller otherwise fails to comply with this Contract for a reason other than Buyer’s failure to perform its obligations under this Contract, Buyer may, as its sole and exclusive remedy, either (i) enforce specific performance of Seller’s obligations hereunder; provided, that (a) to do so, Buyer must bring suit therefor within sixty (60) days following the date provided in this Contract for Closing (failing which Buyer shall have waived the right to do so), and (b) in electing to enforce specific performance of Seller’s obligations hereunder, Buyer shall be deemed also to have elected to accept the conveyance of the Property subject to all matters of record (other than the liens Seller is obligated to discharge as provided for in Section 13 above), each of which shall be a Permitted Exception for all purposes, or (ii) terminate this Contract and receive an immediate return of the Earnest Money upon written notice to Seller and the Title Company, in which event neither party hereto shall have any further rights, duties or obligations one to the other hereunder.

15.          ATTORNEY’S FEES: Any signatory to this Contract who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this Contract or transaction shall be additionally entitled to recover court costs and reasonable attorney’s fees from the non-prevailing party.

16.          ESCROW: The Earnest Money is deposited with Title Company with the understanding that Title Company (i) is not a party to this Contract and does not assume or have any liability for performance or non-performance of any signatory and (ii) is not liable for any losses of escrow funds caused by the failure of any banking institution in which such funds have been deposited. Buyer and Seller hereby agree that in the event Buyer defaults under this Contract, Seller may make written demand on the Title Company and Buyer stating that Seller is entitled to the Earnest Money pursuant to this Contract. Title Company is hereby authorized and directed by Buyer and Seller to remit the Earnest Money to Seller upon Seller’s demand, and upon showing proof that notice of such demand was forwarded to Buyer, but otherwise without any duty or obligation to investigate the facts underlying Seller’s demand. Buyer and Seller hereby each indemnify, save harmless and agree to defend Title Company from and against any claim, demand, costs or damages (including reasonable attorneys’ fees) incurred by Title Company and arising from or with respect to Title Company’s complying with such demand by Seller. At the Closing, the Earnest Money shall be applied to the Sales Price.

NOTWITHSTANDING ANY PROVISION OF THIS CONTRACT TO THE CONTRARY, THE TITLE COMPANY HEREBY IS AUTHORIZED AND DIRECTED TO RELEASE THE EARNEST MONEY TO BUYER (WITHOUT FURTHER AUTHORIZATION OF SELLER) UPON RECEIPT BY THE TITLE COMPANY OF BUYER’S NOTICE OF TERMINATION OF THIS CONTRACT PURSUANT TO SECTION 7 ABOVE.

17.          REPRESENTATIONS AND WARRANTIES OF SELLER: Seller hereby represents and warrants to the best of Seller’s actual knowledge (Seller’s actual knowledge being limited to the current, actual knowledge of Jim Casey; provided that in no event shall such person ever, under any condition, have any personal liability relating to or arising out of this Contract or the purchase and sale described herein), no special investigation having been made, to Buyer as follows, which representations and warranties shall be deemed made by Seller to Buyer also as of the Closing Date:

a.             Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. This Contract has been duly authorized by all requisite action on the part of Seller and represents the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, assuming, for purposes hereof, the due authorization, execution and delivery, and the validity and binding effect, of this Contract as against Buyer. Seller has full right, power and authority to sell and transfer its interest in the Property as herein contemplated without the consent or approval of any third party;

b.             Seller has paid, through 2004, all standby fees, taxes, charges, debts, and other assessments due by Seller with respect to the Property;

c.             Seller shall not further encumber the title to the Property, or modify the terms or conditions of any existing encumbrances, if any, nor its interests in the McKesson Lease, without the written consent of Buyer;

d.             The copy of the McKesson Lease provided by Seller to Buyer is a true, correct and complete copy thereof;

e.             Seller has not actually received any notice of condemnation or a threat thereof affecting any portion of any of the Property, nor has Seller actually received any written notice from a governmental authority that the Property is not in compliance with any applicable laws, rules, regulations or codes including, without limitation, Environmental Laws;

f.              Neither the execution and delivery of this Contract by Seller, nor the performance of Seller’s obligations hereunder, will result in a breach, violation or default by Seller of any provision of its organizational documents or any other document to which it is bound or to which its assets are subject;

g.             In order to induce Buyer to waive the requirement of withholding tax under Section 1445 of the Internal Revenue Code of 1986, as amended, Seller represents and warrants (and will confirm by sworn affidavit delivered at the Closing) that it is not a foreign person for purposes of said Section 1445, that it is a disregarded entity, and that the United States taxpayer identification number of Seller is 20-1870027, and that Seller’s office address is set forth below;

h.             Except for the Abatement Agreements, there exist no off-record development, cost-sharing, recapture or like agreements burdening either Seller or the Property that will survive the Closing of the transactions described by this Contract;

i.              As of the Effective Date, there are no actions, suits or proceedings currently pending against Seller of which Seller has received written notice and which, if determined adversely to Seller, would adversely affect the Properly in any material manner; and

j.              As of the Effective Date, Seller is not aware of any structural (including roof) problems in the improvements constructed upon the Property and the interior and exterior structures are in good condition and repair.

If any representation or warranty above is known by or disclosed to Buyer, prior to the Closing, to be untrue and is not remedied by Seller prior to the Closing, Buyer may, as Buyer’s sole and exclusive remedy on account thereof, either (i) terminate this Contract upon notice to Seller and the Title Company and the Earnest Money shall immediately be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Contract (except as otherwise expressly set forth in this Contract), or (ii) waive such breach of representation and warranty and close the transaction with no reduction in the Sales Price.

The representations and warranties of Seller set forth in this Section 17 shall, except as provided in the immediately preceding paragraph hereof, survive Closing; provided, that, Buyer shall be deemed to have waived any and all claims for breach of any such representations and warranties unless within six (6) months following Closing Buyer has provided written notice of the claim (together with the specific factual basis therefor).

18.          AGREEMENTS AND COVENANTS OF SELLER:

A.            Seller agrees to deliver or make available to Buyer at the Property within ten (10) days of the Effective Date copies of the following, to the extent the same are in Seller’s possession or control:

(1)           The Base Building Plans (as defined in the McKesson Lease);

(2)           Any and all warranties and guaranties relating to the Property, or any part thereof, or to the tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Property, all of which shall constitute part of the Warranties;

(3)           A rent roll setting forth the name of each tenant of the Property, the term of such tenant’s lease, any options to renew in favor of the tenant and any options to purchase in favor of the tenant, and the amount of the monthly rent.

(4)           Copies of all soils reports and environmental audits in respect to the Property; provided, that, notwithstanding the foregoing, Seller makes no and specifically disclaims all representations and warranties, express or implied, in respect thereto, including, without limitation, that the same are accurate or complete in any manner or to any extent, it being agreed that Seller is providing the same as an accommodation and Buyer will be making its sole and independent analysis and judgment regarding the condition of the Property.

Seller may, as an accommodation to Buyer, make available or deliver to Buyer copies of, various reports and other information (including, without limitation, environmental reports and engineering reports, collectively, the “Information”) with regard to the Property. Buyer agrees that Seller provides the Information as an accommodation to Buyer and that in no way does Seller represent or warrant the accuracy or completeness of the Information or the opinions or conclusions expressed therein. Buyer agrees that to the extent Buyer elects to rely thereon in any manner or to any extent, Buyer does so at Buyer’s sole risk, and that in no event shall Seller have any liability to Buyer in any way related to the Information.

B.            From the Effective Date until the Closing Date or earlier termination of this Contract, Seller shall:

(1)           Prosecute construction of the Base Building Improvements (as defined in the McKesson Lease) in accordance with the provisions of the McKesson Lease;

(2)           Not enter into any written or oral service contract with respect to the Property that will not be fully performed by Seller on or before the

Closing Date, or that cannot be canceled by Buyer without liability on or after the Closing Date, without the prior written consent of Buyer;

(3)           Not amend the McKesson Lease;

(4)           Advise Buyer promptly of any litigation, arbitration, administrative hearing, or legislation before any governmental body or agency of which Seller is notified concerning or affecting the Property which is instituted or threatened after the Effective Date; and

(5)           Assist Buyer in efforts to obtain an estoppel certificate, in form and substance satisfactory to Buyer, from McKesson under Section 31 A of the McKesson Lease.

C.            Seller shall be responsible for, at Seller’s cost and expense, completing all Punch List Items (as defined in the McKesson Lease). Additionally, Seller shall be responsible for causing the Base Building GC (as defined in the McKesson Lease) to perform all of the Base Building GC’s warranty obligations under the Base Building Construction Contract (as defined in McKesson Lease) with regard to the Landlord’s Base Building Work (as defined in the McKesson Lease) accruing during the one (1) year period following the Closing Date. The covenants of Seller under this paragraph shall expressly survive Closing.

19.          PROPERTY SURVEY: Seller, at Seller’s sole cost and expense, has delivered to Buyer a current, “as built” survey of the Land in Seller’s possession (“Survey”), and cause the same to be certified to Buyer (Seller shall use its good faith efforts to cause such certification to be in a form acceptable to Buyer; however, the failure to do so shall not constitute a failure by Seller to have satisfied Seller’s obligation under this section to deliver the Survey nor shall it constitute a waiver by Buyer of Buyer’s right to object to the form of certification in accordance with Section 13 above).

20.          CONDEMNATION: If prior to the Closing Date condemnation proceedings are commenced against any portion of the Land, Seller shall promptly give Buyer written notice of such condemnation and if such proceedings constitute a basis for termination of the McKesson Lease by McKesson Buyer shall elect to either (i) terminate this Contract by written notice to Seller and the Title Company within ten (10) days after Buyer is advised in writing of the commencement of condemnation proceedings and the Earnest Money shall immediately be refunded to Buyer, or (ii) Buyer shall continue this Contract in which case Buyer shall have the right to appear and defend in such condemnation proceedings, and Seller shall assign to Buyer at Closing all of Seller’s rights, titles, and interests in and to all awards therefor and the Sales Price shall not be reduced. If such condemnation does not constitute a basis for termination of the McKesson Lease, then this Contract shall continue, there shall be no adjustment to the Sales Price and at Closing the Land shall be diminished by the portions thereof actually condemned and taken prior to Closing (and Seller shall, subject to the provisions of the McKesson Lease, deliver to Buyer all condemnation proceeds actually received by Seller and otherwise assign to Buyer all rights of seller in and to all condemnation awards).

21.          CASUALTY LOSS: Notwithstanding any contrary provisions of the Texas Property Code, if any part of the Improvements is damaged or destroyed by fire or other casualty loss on or after the Effective Date not caused by Buyer’s entry onto the Property or the conduct of inspections and analyses by Buyer, its agents, contractors or employees, and if as a consequence thereof McKesson has the right to terminate the McKesson Lease, then Buyer shall elect, in a writing delivered to Seller on the first to occur of (x) thirty days after the date thereof, or (y) the Closing Date, to either (i) accept the Property as so damaged in which case Seller shall at Closing assign to Buyer all of Seller’s rights, titles, and interests in and to all insurance proceeds attributable thereto and pay to Buyer the amount of the deductible from Seller’s insurance (less any portions of such proceeds or such deductible which may have been paid by Seller towards the cost of repair or which are in the nature of business interruption and relate to periods prior to Closing), and proceed to Closing without reduction in the Sales Price, or (ii) terminate this Contract, in which case the Earnest Money shall immediately be refunded to Buyer and neither party hereto shall have any further rights, duties, or obligations one to the other hereunder. If McKesson does not have the right to terminate the McKesson Lease, Buyer shall not have the right to terminate this Contract and there shall be no reduction in the Sales Price but at Closing Buyer shall accept the Property as so damaged and Seller shall at Closing assign to Buyer all of Seller’s rights, titles and interests in and to all such insurance proceeds attributable thereto and pay to Buyer the amount of the deductible from Seller’s insurance, less any portions of such proceeds or such deductible which may have been applied by Seller (or McKesson) towards the cost of repair, including proceeds in the nature of business interruption to the extent the same relate to periods after the Closing.

22.          MISCELLANEOUS:

a.             Any notice required or permitted to be delivered hereunder shall be deemed received when personally delivered or sent by Federal Express or other nationally recognized overnight express mail service or via facsimile transmission, addressed to Seller or Buyer, as the case may be, at the address set forth below the signature of such party hereto.

b.             This Contract shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Montgomery County, Texas.

c.             This Contract shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions of Section 23 hereof, their respective heirs, executors, administrators, legal representatives, successors, and assigns.

d.             In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, and unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

e.             This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter and cannot be changed except by their written consent.

f.              Time is of the essence in this Contract.

g.             Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

h.             In accordance with the requirements of the Texas Real Estate License Act, Buyer is hereby advised by Broker that it should be furnished with or obtain a policy of title insurance or have the abstract covering the Property examined by any attorney of its own selection.

i.              The term “business day” as used herein means any day other than Saturday, Sunday or a holiday recognized by the majority of the national banking associations in Houston, Texas.

j.              Unless otherwise expressly stated herein, none of the representations, warranties and covenants contained herein shall survive the Closing.

23.          ASSIGNMENT: Buyer shall have a one time right to assign this Contract in whole, but not in part, subject to the following: (a) at the time of such assignment, Buyer is not in default hereunder, (b) the assignee is a partnership or other entity and is affiliated with Buyer, (c) such assignment is made no later than five (5) business days prior to the Closing Date; (d) no such assignment shall relieve the named Buyer herein (i.e., Inland Real Estate Acquisitions, Inc.) from any of the covenants, duties, agreements, or obligations of the Buyer hereunder, whether arising prior to or after the date of such assignment, (e) the assignee is not a party to whom the landlord’s interests under the McKesson Lease may not be assigned, and (f) the assignee executes and delivers to Seller an instrument pursuant to which such assignee assumes, for the express benefit of Seller, all of the obligations, covenants, duties, and agreements of the named Buyer, whether arising prior to or after the date of such assignment.

24.          NO ANNOUNCEMENTS: Seller and Buyer agree that neither of them shall, without the prior written consent of the other, make any announcements to the public or otherwise disclose to the public, through news articles or otherwise, the existence of this Contract or the proposed purchase and sale set forth herein; provided, that, to the extent necessary to comply with Securities and Exchange Commission regulations, Buyer shall have the right to disclose the consummation of the purchase.

25.          LIKE KIND EXCHANGE: Each party agrees to cooperate with the other, at no cost or expense to the party whose cooperation is requested, in consummating the purchase and sale as a like kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder; provided, that in no event shall the Closing be delayed nor shall the party so cooperating be obligated to acquire any property or assume any liability of any kind.

26.                                  OFFER.  The Buyer has executed this Contract and submitted two copies to the Seller. Seller shall have until 5:00 p.m., Houston, Texas local time on September 20, 2005, to accept the offer presented hereby by signing both copies of the Contract, returning a fully executed counterpart to Buyer and delivering the other fully executed counterpart to the Title Company. If Seller has not done so, the offer evidenced hereby shall automatically terminate and be of no further force or effect.

27.                                  SPECIAL CONDITIONS PRECEDENT:  The following matters are conditions precedent to Buyer’s obligation to close the purchase of the Property pursuant to this Contract. If any of the following conditions precedent are not satisfied by the date of Closing, Buyer shall elect, on the date scheduled for Closing, and (except as provided in Section 27A) as Buyer’s sole and exclusive remedies on account thereof, to either (x) waive the failure of such condition precedent and proceed to close the purchase and sale of the Property without reduction in the Sales Price, or (y) terminate this Contract by written notice to the Seller and the Title Company in which case Buyer shall be entitled to an immediate refund of the Earnest Money and neither party hereto shall have any further rights, duties or obligations one to the other hereunder. The conditions precedent are as follows:

A.                                   As of the Closing, Seller shall not be in material default under the terms of this Contract. If Buyer believes that Seller is in such material default, Buyer shall provide written notice to Seller describing such default and the steps necessary to cure the same whereupon Seller shall have a period of ten (10) days following receipt of such notice in which to attempt to cure such defaults.  If Seller cures such defaults within such 10-day period, then the Closing shall proceed as scheduled.  If not, Buyer shall have the right to pursue the remedies set forth in Section 14 above;

B.                                     Neither Seller, as landlord, nor McKesson, as tenant, shall be in material default under the terms of the McKesson Lease;

C.                                     At Seller’s cost and expense, an assignment of the roof warranty provided by GAF Materials Corporation, such assignment to be in the form provided for in the warranty (or if there is none, in a form reasonably acceptable to Buyer and the warrantor); and

D.                                    Seller shall have provided to Buyer instruments signed by representatives of the applicable governmental authorities (collectively, the “Tax Abatement Confirmation Letters”) confirming that upon the closing of the purchase and sale the respective governmental authorities who are parties to the following tax abatement agreements (collectively, the “Abatement Agreements”) will formally consent to the assignment to Buyer of Seller’s rights, titles and interests in and to the Abatement Agreements:

(i)                                     that certain Tax Abatement Agreement executed by and between Trammell Crow Houston, Ltd. (and heretofore assigned to Seller); McKesson and the City of Conroe, Texas and

(ii)           that certain Tax Abatement Agreement executed by and between Montgomery County, Texas, Trammell Crow Houston, Ltd. (and heretofore assigned to Seller) and McKesson.

EXECUTED in multiple originals on the dates set forth by each party’s signature, but effective upon the Effective Date as set forth below.

CONROE DISTRIBUTION BTS, LP

By:	Conroe Distribution GP, Inc.,

	By:	/s/ Jim Casey
	Name:	Jim Casey
	Title:	Exec Vice Pres

Date: Sept 16, 2005

Seller’s Address:
3050 Post Oak Blvd., Suite 700
Houston, Texas 77056
Attention: Mr. Jim Casey
Phone: 713/963-1000
Fax: 713/623-4670

With copy to:
Stephen C. Jacobs, Esq.
600 Travis
3200 JPMorgan Chase Tower
Houston, Texas 77002
Phone: 713/226-1382
Fax: 713/223-3717

INLAND REAL ESTATE ACQUISITIONS, INC.,
an Illinois corporation

By:	/s/ Lou Quilici
Name: Lou Quilici
Title:	SR VP

Date: 9/5, 2005

Buyer’s Address:
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Louis Ouilici, Vice President
Phone No.: 630/218-4925
Fax No.: 630/218-4935

With copy to:

The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Robert Baum, General Counsel
Phone No.: 630/218-8000
Fax No.:	630/218-4900 and
630/571-2360

EARNEST MONEY RECEIPT

The Title Company hereby acknowledges receipt of this fully executed Contract and the Earnest Money in the amount of $250,000 on the 20th day of September 2005 (the “Effective Date”).

CHICAGO TITLE INSURANCE COMPANY
Title Company

By:	/s/ Nancy R. Castro
Name:	Nancy R. Castro
Title:	AVP

Exhibit A -	Land
Exhibit B -	Deed
Exhibit C -	Bill of Sale
Exhibit D -	Assignment of Lease
Exhibit E -	Non-Foreign Affidavit
Exhibit F -	Blanket Conveyance and Assignment
Exhibit G -	Certificate of Buyer